EXHIBIT 7.3
SCHEDULE 13D
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to 8,203,100 shares of Common Stock, of RadioShack Corporation and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.
     The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.
     IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on August 21, 2006.

HALL PHOENIX/INWOOD, LTD.

By:	Phoenix/Inwood Corporation, its General Partner

	By:	/s/ Donald L. Braun

Donald L. Braun, President

HALL FINANCIAL GROUP, LTD.

By:	Hall Financial Group, GP, Inc.

	By:	/s/ Donald L. Braun

Donald L. Braun, President/Treasurer

PHOENIX/INWOOD CORPORATION

	By:	/s/ Donald L. Braun

Donald L. Braun, President

HALL FINANCIAL GROUP GP, INC.

	By:	/s/ Donald L. Braun

Donald L. Braun, President

SEARCH FINANCIAL SERVICES, LP

By:	Hall Search GP, LLC, its General Partner

	By:	/s/ Donald L. Braun

Donald L. Braun, President/Treasurer

HALL SEARCH GP, LLC
By:	/s/ Donald L. Braun
Donald L. Braun, President/Treasurer

/s/ Craig Hall
CRAIG HALL